Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Kennametal Inc. (the “Corporation”) on Form 10-K for the period ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Corporation certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/ Carlos M. Cardoso Carlos M. Cardoso President and Chief Executive Officer August 15, 2007

/s/ Frank P. Simpkins Frank P. Simpkins Vice President and Chief Financial Officer August 15, 2007

*	This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.